EXHIBIT 24.01

POWER OF ATTORNEY

(Form 10-K)

The undersigned, a Director of Ceridian Corporation, a Delaware corporation (the “Company”), does hereby make, nominate and appoint RONALD L. TURNER and GARY M. NELSON, and each of them, to be my attorney-in-fact for three months from the date hereof, with full power and authority to execute for and on behalf of the undersigned the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; provided that such Form 10-K is first reviewed by the Audit Committee of the Board of Directors of the Company and by my attorney-in-fact, and his name, when thus signed, shall have the same force and effect as though I had manually signed such Form 10-K.

I have signed this Power of Attorney as of January 21, 2005.

/s/ William J. Cadogan
William J. Cadogan

/s/ Nicholas D. Chabraja
Nicholas D. Chabraja

/s/ Ronald T. LeMay
Ronald T. LeMay

/s/ George R. Lewis
George R. Lewis

/s/ Carole J. Uhrich Shapazian
Carole J. Uhrich Shapazian

/s/ Alan F. White
Alan F. White